Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

Kellogg Company Reports Strong Second Quarter 2021 Results, Affirms Full-Year Outlook
BATTLE CREEK, Mich. - August 5, 2021 - Kellogg Company (NYSE: K) today announced stronger-than-expected second quarter 2021 results and affirmed its full-year financial guidance.
Second Quarter Highlights:

•During the global COVID-19 pandemic and unprecedented operating environment, Kellogg continues to execute well against its priorities of protecting our employees' health and safety, supplying food to the marketplace, and aiding our communities.

•Net sales grew on top of a notably strong year-earlier period, led by double-digit growth in the Company's emerging markets businesses.

•Around the world, the Company sustained momentum across many key brands, continuing to outpace their categories' consumption growth on a 2-year compound annual growth basis.

•Despite comparing against outsized operating leverage in the year-earlier quarter, Kellogg's operating profit was roughly flat year on year, as the Company managed effectively through widespread supply chain challenges and high cost inflation across the broader economy.

•Reflecting underlying business momentum, Kellogg raised its full-year outlook for net sales, while affirming its guidance for operating profit, earnings per share, and cash flow to reflect a higher-cost business environment.

"Our second quarter results again highlighted the resilience and determination of our organization as well as the effectiveness of our Deploy for Growth strategy and reshaped portfolio," said Steve Cahillane, Kellogg Company’s Chairman and Chief Executive Officer. "On a 2-year basis, taking into account the lapping of an unusual 2020, we continued to deliver a balance of strong top-line growth, consumption growth, profitability, and cash flow generation."

Mr. Cahillane added, "We delivered these results amidst a challenging business environment that included pervasive shortages of materials, freight, and labor, and accompanying cost inflation. By executing our strategy, we remain on track to deliver our full-year guidance even as these conditions persist."

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and various financial instruments, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures, and differences in shipping days. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Financial Summary:	Quarter ended			Year-to-date period ended
(millions, except per share data)	July 3, 2021	June 27, 2020	% Change	July 3, 2021	June 27, 2020	% Change
Reported Net Sales	$3,555	$3,465	2.6%	$7,139	$6,877	3.8%
Organic Net Sales *	$3,452	$3,465	(0.4)%	$7,008	$6,877	1.9%

Reported Operating Profit	$504	$506	(0.4)%	$976	$966	1.1%
Adjusted Operating Profit *	$497	$562	(11.6)%	$994	$1,001	(0.7)%
Currency-Neutral Adjusted Operating Profit *	$478	$562	(14.9)%	$967	$1,001	(3.3)%

Reported Diluted Earnings Per Share	$1.11	$1.02	8.8%	$2.18	$2.02	7.9%
Adjusted Diluted Earnings Per Share *	$1.14	$1.24	(8.1)%	$2.24	$2.22	0.9%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$1.08	$1.24	(12.9)%	$2.15	$2.22	(3.2)%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Second Quarter Consolidated Results
    Kellogg’s second quarter 2021 GAAP (or "reported") net sales increased 3% year on year, on favorable foreign currency translation. On an organic basis, which excludes the impact of currency, the Company's net sales were roughly flat, as the impact of lapping last year's surge in at-home demand in developed markets was offset by momentum in emerging markets, recovery in away-from-home channels, and positive price/mix.
Through the first six months of the year, reported net sales increased 4%, driven by foreign currency translation and 2% growth on an organic basis, which excludes the impact of currency.
Reported operating profit in the second quarter was roughly flat year on year, aided by favorable mark to market and currency translation. Adjusted and currency-neutral adjusted operating profit decreased by 12% and 15%, respectively, reflecting the impact of lapping exceptional growth in the year-ago quarter, which had been propelled by unusually high operating leverage, as well as delayed brand investment.
Through the first six months of the year, reported operating profit increased 1%, aided by favorable mark to market and currency translation. Adjusted and currency-neutral operating profit declined 1% and 3%, respectively.
Reported earnings per share increased by approximately 9% from the prior-year quarter due to favorable mark to market and currency translation. On an adjusted basis, earnings per share decreased 8%, and excluding currency translation, adjusted earnings per share decreased by 13% due to lapping last year's exceptional growth.

Through the first six months of the year, reported earnings per share increased 8%. On an adjusted basis, earnings per share increased 1%, and on a currency-neutral adjusted basis, earnings per share declined 3%.
Year-to-date net cash provided by operating activities was $687 million. After capital expenditures of $301 million, cash flow, defined as net cash provided by operating activities less capital expenditure, was $386 million through the end of the first half.

Second Quarter Business Performance
Please refer to the segment tables in the back of this document.
    Since the onset of the pandemic, Kellogg Company has prioritized keeping employees safe, supplying food to the marketplace, and aiding its communities. During the second quarter, Kellogg Company continued to execute well in an environment of reopening economies, COVID-related restrictions, and global shortages of materials, labor, and freight. The Company sustained particularly strong momentum in emerging markets. In developed markets, demand for packaged foods consumed at home remained elevated, albeit moderating as expected, while away-from-home channels continued to recover. Amidst rising cost inflation, the Company has taken steps to preserve underlying profitability through productivity, mix, and revenue growth management.
Kellogg North America’s reported net sales in the second quarter decreased by approximately 7%, despite modestly favorable currency translation. On an organic basis, net sales decreased by 8%, as it lapped last year's outsized growth at the start of the pandemic. Many key brands sustained strong consumption growth momentum on a 2-year compound annual growth basis, and away-from-home channels continued to recover from last year's pandemic-driven decline. Kellogg North America's reported operating profit declined 22% versus the exceptional year-ago results. On an adjusted and currency-neutral adjusted basis, operating profit decreased by 20% and 21%, respectively.
Kellogg Europe's second quarter reported net sales increased 13% driven by favorable currency translation and organic-basis growth of 3%, which was led by snacks in Continental Europe and Russia. Reported operating profit increased 9% primarily due to favorable currency translation. Adjusted operating profit increased by 8%, and currency-neutral adjusted operating profit declined by 3%, reflecting the lapping of last year's exceptional growth at the onset of the pandemic.
Kellogg Latin America's second quarter reported net sales increased 19%, on favorable currency translation and 9% organic growth, featuring broad-based growth across the region, and led by snacks. Reported operating profit increased by 2% year on year, driven by favorable currency translation and a decrease in one-time charges. Adjusted and currency neutral adjusted operating profit decreased by 9% and 17%, respectively, reflecting the lapping of last year's exceptional growth at the onset of the pandemic.
Kellogg Asia Pacific, Middle East and Africa's ("AMEA's") second quarter reported net sales increased by 24%, as slightly favorable foreign currency translation augmented 23% organic-basis growth. Growth was broad-based across Asia, the Middle East, and Africa, including an exceptionally strong gain by Multipro, the distributor portion of Kellogg's business in Nigeria. Kellogg AMEA's reported operating profit increased 64%, benefiting from favorable currency translation as well as lower one-time charges. On an adjusted basis, operating profit increased by 30%, and on a currency-neutral adjusted basis, operating profit increased by 25%.

Kellogg Affirms Full-Year Financial Guidance, as Increased Net Sales Outlook Offsets Higher Costs
Kellogg Company affirmed its full-year financial guidance on operating profit, earnings per share and cash flow, as an improved outlook for net sales is offset by the impact of industry-wide supply chain challenges and high cost inflation expected to persist in the second half. Specifically, the Company updated its guidance as follows:

•Organic net sales growth is now expected to be 0-1% in 2021, an increase from previous guidance for flat net sales, reflecting recent momentum in the business, and despite lapping last year's exceptional growth. This implies a 2-year compound annual growth rate of almost 3%.

•The outlook for currency-neutral adjusted operating profit is unchanged, calling for a decline of approximately (1)% - (2)% year on year as it laps last year's exceptional growth. This equates to a 2-year compound annual growth rate of almost 4% excluding since-divested businesses from the 2019 base.

•The outlook for currency-neutral adjusted earnings per share is unchanged at approximately +1% - 2% growth. This implies a 2-year compound annual growth rate of almost 5% excluding since-divested businesses from the 2019 base.

•The outlook for net cash provided by operating activities is unchanged at approximately $1.6 - $1.7 billion, with capital expenditure of approximately $0.5 billion. As a result, the outlook for cash flow remains at $1.1 - $1.2 billion.

Excluded from this guidance are any significant supply chain or other prolonged market disruptions related to the pandemic, global economy, or other unexpected events that may be realized in the second half of the year.

Conference Call / Webcast
    Kellogg will host a conference call to discuss results and outlook on Thursday, August 5, 2021 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kelloggs.com. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
    At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2020 were approximately $13.8 billion, comprised principally of snacks and convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg's® Better Days purpose platform, we're helping to end hunger and are committed to creating Better Days for 3 billion people by the end of 2030. Visit www.KelloggCompany.com or www.OpenforBreakfast.com.

Non-GAAP Financial Measures
    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted operating profit excluding divestiture, adjusted and currency-neutral adjusted diluted EPS, adjusted EPS excluding divestiture, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, foreign currency, and differences in shipping days including 53rd week, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.
•Currency-neutral adjusted: gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), net, excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense, including tax reform in the UK and U.S. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

    Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments

(service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan withdrawal liabilities, and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), multi-employer pension plan withdrawal liabilities, the gain on the divestiture of selected cookies fruit snacks, pie crusts, and ice cream cone businesses, and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2021:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment (pre-tax)		$30-$40M	$0.09-$0.12
Income tax impact applicable to adjustments, net**			~$0.03
UK tax rate change			$0.07
Currency-neutral adjusted guidance*		~(1)% - (2)%	~1% - 2%
Organic guidance*	~0-1%
* 2021 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2021 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodities and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.

** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2021
Net cash provided by (used in) operating activities	$1.6-$1.7
Additions to properties	~$(0.5)
Cash Flow	$1.1 - $1.2

Forward-Looking Statements Disclosure
    This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak, the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity, the expected benefits and costs of the divestiture of selected cookies, fruit and fruit flavored-snacks, pie crusts, and ice-cream cones businesses of the Company, the risk that disruptions from the divestiture will divert management's focus or harm the Company’s business, risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects, the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions, the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles, the success of productivity improvements and business transitions, commodity and energy prices, transportation costs, labor costs, disruptions or inefficiencies in supply chain, the availability of and interest rates on short-term and long-term financing, actual market performance of benefit plan trust investments, the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs, changes in consumer behavior and preferences, the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability, legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations, the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year-to-date period ended
(Results are unaudited)	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net sales	$3,555	$3,465	$7,139	$6,877
Cost of goods sold	2,331	2,268	4,749	4,536
Selling, general and administrative expense	720	691	1,414	1,375
Operating profit	504	506	976	966
Interest expense	58	69	117	133
Other income (expense), net	86	30	155	79
Income before income taxes	532	467	1,014	912
Income taxes	144	109	253	203
Earnings (loss) from unconsolidated entities	(3)	(4)	(5)	(5)
Net income	385	354	756	704
Net income attributable to noncontrolling interests	5	3	8	6
Net income attributable to Kellogg Company	$380	$351	$748	$698
Per share amounts:
Basic earnings	$1.12	$1.02	$2.19	$2.04
Diluted earnings	$1.11	$1.02	$2.18	$2.02
Average shares outstanding:
Basic	341	343	341	342
Diluted	343	345	343	345
Actual shares outstanding at period end			341	343

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year-to-date period ended
(unaudited)	July 3, 2021	June 27, 2020
Operating activities
Net income	$756	$704
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	232	234
Postretirement benefit plan expense (benefit)	(137)	(58)
Deferred income taxes	50	23
Stock compensation	39	37
Other	3	(17)
Postretirement benefit plan contributions	(10)	(12)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(138)	(165)
Inventories	(89)	(33)
Accounts payable	139	105
All other current assets and liabilities	(158)	153
Net cash provided by (used in) operating activities	687	971
Investing activities
Additions to properties	(301)	(218)
Issuance of notes receivable	(29)	(19)
Repayments from notes receivable	28	—
Purchase of marketable securities	—	(200)
Investments in unconsolidated entities	(10)	—
Acquisition of cost method investments	(1)	(4)
Purchases of available for sale securities	(5)	(70)
Sales of available for sale securities	6	7
Other	(18)	(11)
Net cash provided by (used in) investing activities	(330)	(515)
Financing activities
Net issuances (reductions) of notes payable	450	13
Issuances of long-term debt	361	554
Reductions of long-term debt	(616)	(40)
Net issuances of common stock	38	60
Common stock repurchases	(240)	—
Cash dividends	(392)	(390)
Collateral received on derivative instruments	—	38
Other	(2)	(1)
Net cash provided by (used in) financing activities	(401)	234
Effect of exchange rate changes on cash and cash equivalents	4	(40)
Increase (decrease) in cash and cash equivalents	(40)	650
Cash and cash equivalents at beginning of period	435	397
Cash and cash equivalents at end of period	$395	$1,047

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	July 3, 2021	January 2, 2021
	(unaudited)	*
Current assets
Cash and cash equivalents	$395	$435
Accounts receivable, net	1,659	1,537
Inventories	1,365	1,284
Other current assets	328	226
Total current assets	3,747	3,482
Property, net	3,666	3,713
Operating lease right-of-use assets	661	658
Goodwill	5,783	5,799
Other intangibles, net	2,454	2,491
Investments in unconsolidated entities	394	391
Other assets	1,508	1,462
Total assets	$18,213	$17,996
Current liabilities
Current maturities of long-term debt	$17	$627
Notes payable	551	102
Accounts payable	2,491	2,471
Current operating lease liabilities	127	117
Accrued advertising and promotion	802	776
Other current liabilities	958	1,145
Total current liabilities	4,946	5,238
Long-term debt	7,029	6,746
Operating lease liabilities	517	520
Deferred income taxes	647	562
Pension liability	688	769
Other liabilities	506	525
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	973	972
Retained earnings	8,688	8,326
Treasury stock, at cost	(4,741)	(4,559)
Accumulated other comprehensive income (loss)	(1,663)	(1,732)
Total Kellogg Company equity	3,362	3,112
Noncontrolling interests	518	524
Total equity	3,880	3,636
Total liabilities and equity	$18,213	$17,996
 * Condensed from audited financial statements.

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended July 3, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(11)	$(2)	$13	$10	$—	$23	$0.07
Business and portfolio realignment (pre-tax)	1	4	(5)	—	—	(5)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	4	(4)	(0.01)
UK tax rate change	—	—	—	—	23	(23)	(0.07)
Foreign currency impact	62	22	18	4	2	20	0.06
Adjustments to adjusted basis	$52	$25	$26	$15	$29	$11	$0.03

	Quarter ended June 27, 2020
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$43	$—	$(43)	$(43)	$—	$(86)	$(0.25)
Business and portfolio realignment (pre-tax)	4	13	(17)	—	—	(17)	(0.05)
Multi-employer pension plan withdrawal (pre-tax)	(5)	—	5	—	—	5	0.01
Income tax impact applicable to adjustments, net*	—	—	—	—	(23)	23	0.07
Adjustments to adjusted basis	$42	$13	$(55)	$(43)	$(23)	$(75)	$(0.22)

	Year-to-date period ended July 3, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$12	$(7)	$(6)	$20	$—	$14	$0.04
Business and portfolio realignment (pre-tax)	2	10	(13)	—	—	(13)	(0.03)
Income tax impact applicable to adjustments, net*	—	—	—	—	1	(1)	—
UK tax rate change	—	—	—	—	23	(23)	(0.07)
Foreign currency impact	76	30	27	8	3	32	0.09
Adjustments to adjusted basis	$90	$33	$8	$28	$27	$10	$0.03

	Year-to-date period ended June 27, 2020
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$21	$(4)	$(17)	$(57)	$—	$(74)	$(0.21)
Business and portfolio realignment (pre-tax)	4	19	(23)	—	—	(23)	(0.07)
Multi-employer pension plan withdrawal (pre-tax)	(5)	—	5	—	—	5	0.01
Income tax impact applicable to adjustments, net*	—	—	—	—	(23)	23	0.07
Adjustments to adjusted basis	$20	$15	$(35)	$(57)	$(23)	$(69)	$(0.20)
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended July 3, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,013	$618	$266	$658	$—	$3,555
Foreign currency impact on total business (inc)/dec	17	54	23	8	—	103
Organic net sales	$1,997	$564	$242	$650	$—	$3,452

Quarter ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,167	$546	$223	$529	$—	$3,465

% change - 2021 vs. 2020:
Reported growth	(7.2)%	13.2%	19.0%	24.3%	—%	2.6%
Foreign currency impact on total business (inc)/dec	0.8%	9.9%	10.5%	1.5%	—%	3.0%
Organic growth	(8.0)%	3.3%	8.5%	22.8%	—%	(0.4)%
Volume (tonnage)	(11.9)%	(3.8)%	(0.7)%	9.5%	—%	(4.2)%
Pricing/mix	3.9%	7.1%	9.2%	13.3%	—%	3.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Year-to-date period ended July 3, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,143	$1,196	$502	$1,298	$—	$7,139
Foreign currency impact on total business (inc)/dec	26	91	10	5	—	132
Organic net sales	$4,117	$1,105	$492	$1,293	$—	$7,008

Year-to-date period ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$4,264	$1,072	$450	$1,091	$—	$6,877
% change - 2021 vs. 2020:
Reported growth	(2.9)%	11.6%	11.5%	19.0%	—%	3.8%
Foreign currency impact on total business (inc)/dec	0.6%	8.5%	2.2%	0.5%	—%	1.9%
Organic growth	(3.5)%	3.1%	9.3%	18.5%	—%	1.9%
Volume (tonnage)	(6.9)%	(1.9)%	1.8%	3.7%	—%	(2.5)%
Pricing/mix	3.4%	5.0%	7.5%	14.8%	—%	4.4%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Reported gross profit	$1,225	$1,197	$2,391	$2,341
Mark-to-market	11	(43)	(12)	(21)
Business and portfolio realignment	(1)	(4)	(2)	(4)
Multi-employer pension plan withdrawal	—	5	—	5
Adjusted gross profit	$1,215	$1,239	2,405	2,361
Foreign currency impact	41	—	56	—
Currency-neutral adjusted gross profit	$1,174	$1,239	2,349	$2,361
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Reported gross margin	34.5%	34.5%	33.5%	34.0%
Mark-to-market	0.4%	(1.3)%	(0.2)%	(0.3)%
Business and portfolio realignment	(0.1)%	(0.1)%	—%	(0.1)%
Multi-employer pension plan withdrawal	—%	0.1%	—%	0.1%
Adjusted gross margin	34.2%	35.8%	33.7%	34.3%
Foreign currency impact	0.2%	—%	0.2%	—%
Currency-neutral adjusted gross margin	34.0%	35.8%	33.5%	34.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended July 3, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$363	$101	$32	$63	$(54)	$504
Mark-to-market	—	—	(1)	—	13	13
Business and portfolio realignment	(3)	—	—	—	(2)	(5)
Adjusted operating profit	$367	$101	$32	$63	$(66)	$497
Foreign currency impact	2	10	3	3	1	18
Currency-neutral adjusted operating profit	$364	$91	$29	$60	$(67)	$478

Quarter ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$464	$92	$31	$38	$(119)	$506
Mark-to-market	—	—	—	—	(43)	(43)
Business and portfolio realignment	—	(1)	(4)	(10)	(1)	(17)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$459	$94	$35	$48	$(75)	$562

% change - 2021 vs. 2020:
Reported growth	(21.6)%	9.2%	1.5%	63.6%	54.3%	(0.4)%
Mark-to-market	—%	—%	(1.7)%	—%	43.5%	10.2%
Business and portfolio realignment	(0.7)%	1.7%	12.1%	33.6%	(1.1)%	1.7%
Multi-employer pension plan withdrawal	(0.8)%	—%	—%	—%	—%	(0.7)%
Adjusted growth	(20.1)%	7.5%	(8.9)%	30.0%	11.9%	(11.6)%
Foreign currency impact	0.5%	10.5%	8.4%	5.3%	1.2%	3.3%
Currency-neutral adjusted growth	(20.6)%	(3.0)%	(17.3)%	24.7%	10.7%	(14.9)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year-to-date period ended July 3, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$742	$181	$59	$126	$(132)	$976
Mark-to-market	—	—	(1)	—	(5)	(6)
Business and portfolio realignment	(6)	—	(4)	—	(3)	(13)
Adjusted operating profit	$748	$181	$63	$126	$(124)	$994
Foreign currency impact	4	14	2	5	1	27
Currency-neutral adjusted operating profit	$745	$167	$61	$120	$(125)	$967

Year-to-date period ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$830	$162	$53	$84	$(163)	$966
Mark-to-market	—	—	—	—	(17)	(17)
Business and portfolio realignment	—	(2)	(4)	(12)	(4)	(23)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$825	$164	$57	$96	$(142)	$1,001

% change - 2021 vs. 2020:
Reported growth	(10.5)%	11.9%	10.4%	49.4%	19.2%	1.1%
Mark-to-market	—%	—%	(1.0)%	—%	5.9%	1.2%
Business and portfolio realignment	(0.7)%	1.7%	1.6%	19.0%	0.4%	1.0%
Multi-employer pension plan withdrawal	(0.5)%	—%	—%	—%	—%	(0.4)%
Adjusted growth	(9.3)%	10.2%	9.8%	30.4%	12.9%	(0.7)%
Foreign currency impact	0.4%	8.7%	3.8%	5.5%	0.8%	2.6%
Currency-neutral adjusted growth	(9.7)%	1.5%	6.0%	24.9%	12.1%	(3.3)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Reported other income (expense)	$86	$30	$155	$79
Mark-to-market (pre-tax)	10	(43)	20	(57)
Adjusted other income (expense)	$76	$73	$135	$136
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year-to-date period ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Reported income taxes	$144	$109	$253	$203
Mark-to-market	6	(23)	4	(20)
Business and portfolio realignment	(2)	(1)	(3)	(4)
Multi-employer pension plan withdrawal	—	1	—	1
UK tax rate change	23	—	23	—
Adjusted income taxes	$116	$132	$229	$226
Reported effective tax rate	26.9%	23.3%	24.9%	22.2%
Mark-to-market	—%	(0.5)%	—%	(0.3)%
Business and portfolio realignment	(0.1)%	0.4%	—%	0.1%
Multi-employer pension plan withdrawal	—%	—%	—%	—%
UK tax rate change	4.4%	—%	2.3%	—%
Adjusted effective tax rate	22.6%	23.4%	22.6%	22.5%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year-to-date period ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Reported EPS	$1.11	$1.02	$2.18	$2.02
Mark-to-market (pre-tax)	0.07	(0.25)	0.04	(0.21)
Business and portfolio realignment (pre-tax)	(0.02)	(0.05)	(0.03)	(0.07)
Multi-employer pension plan withdrawal (pre-tax)	—	0.01	—	0.01
Income tax impact applicable to adjustments, net*	(0.01)	0.07	—	0.07
UK tax rate change	(0.07)	—	(0.07)	—
Adjusted EPS	$1.14	$1.24	$2.24	$2.22
Foreign currency impact	0.06	—	0.09	—
Currency-neutral adjusted EPS	$1.08	$1.24	$2.15	$2.22
Currency-neutral adjusted EPS growth	(12.9)%		(3.2)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth
North America

Net sales % change - second quarter 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Organic Net Sales
Snacks	1.6%	0.5%	1.1%
Cereal	(20.1)%	1.2%	(21.3)%
Frozen	(6.1)%	0.7%	(6.8)%

Net sales % change - second quarter year-to-date 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Organic Net Sales
Snacks	2.7%	0.4%	2.3%
Cereal	(11.6)%	0.9%	(12.5)%
Frozen	(2.7)%	0.5%	(3.2)%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	July 3, 2021	June 27, 2020	June 29, 2019
Notes payable	$551	$121	$568
Current maturities of long-term debt	17	1,396	508
Long-term debt	7,029	6,929	8,262
Total debt liabilities	7,597	8,446	9,338
Less:
Cash and cash equivalents	(395)	(1,047)	(340)
Marketable securities	—	(200)	—
Net debt	$7,202	$7,199	$8,998

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year-to-date period ended
(millions, unaudited)	July 3, 2021	June 27, 2020	June 29, 2019
Operating activities
Net Income	$756	$704	$577
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	232	234	243
Postretirement benefit plan expense (benefit)	(137)	(58)	(65)
Deferred income taxes	50	23	23
Stock compensation	39	37	29
Other	3	(17)	1
Postretirement benefit plan contributions	(10)	(12)	(12)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(138)	(165)	(239)
Inventories	(89)	(33)	(6)
Accounts payable	139	105	29
All other current assets and liabilities	(158)	153	(60)

Net cash provided by (used in) operating activities	687	971	520
Less:
Additions to properties	(301)	(218)	(294)
Cash flow (operating cash flow less property additions) (a)	$386	$753	$226
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit Excluding Divestitures

Quarter ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$464	$92	$31	$38	$(119)	$506
Mark-to-market	—	—	—	—	(43)	(43)
Business and portfolio realignment	—	(1)	(4)	(10)	(1)	(17)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$459	$94	$35	$48	$(75)	$562
Foreign currency impact	(1)	(3)	(6)	(3)	1	(11)
Currency-neutral adjusted operating profit	$460	$97	$42	$51	$(76)	$573

Quarter ended June 29, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$322	$36	$17	$45	$(23)	$397
Mark-to-market	—	—	—	—	46	46
Project K	(10)	—	(2)	(3)	—	(15)
Brexit readiness impacts	—	(3)	—	—	—	(3)
Business and portfolio realignment	(42)	(32)	(2)	(2)	(5)	(83)
Adjusted operating profit	$374	$72	$22	$49	$(64)	$452
Divestitures	34	—	1	—	—	35
Adjusted operating profit excluding divestitures	$339	$72	$21	$49	$(64)	$418

% change - 2020 vs. 2019:	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported growth	44.2%	156.6%	77.1%	(13.7)%	(445.3)%	27.3%
Mark-to-market	—%	—%	—%	—%	(434.2)%	(29.2)%
Project K	4.5%	3.5%	21.7%	4.6%	0.4%	6.8%
Brexit readiness impacts	—%	17.1%	—%	—%	—%	1.1%
Business and portfolio realignment	15.5%	104.9%	(5.3)%	(16.7)%	6.1%	23.4%
Multi-employer pension plan withdrawal	1.2%	—%	—%	—%	—%	1.0%
Adjusted growth	23.0%	31.1%	60.7%	(1.6)%	(17.6)%	24.2%
Foreign currency impact	(0.2)%	(4.1)%	(28.7)%	(5.3)%	1.7%	(2.5)%
Currency-neutral adjusted growth	23.2%	35.2%	89.4%	3.7%	(19.3)%	26.7%
Divestitures	(12.3)%	—%	(5.6)%	—%	—%	(10.5)%
Currency-neutral adjusted growth excluding divestitures	35.5%	35.2%	95.0%	3.7%	(19.3)%	37.2%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit Excluding Divestitures

Year-to-date period ended June 27, 2020
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$830	$162	$53	$84	$(163)	$966
Mark-to-market	—	—	—	—	(17)	(17)
Business and portfolio realignment	—	(2)	(4)	(12)	(4)	(23)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$825	$164	$57	$96	$(142)	$1,001
Foreign currency impact	(1)	(4)	(8)	(5)	1	(17)
Currency-neutral adjusted operating profit	$826	$169	$65	$102	$(143)	$1,018

Year-to-date period ended June 29, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$702	$96	$38	$92	$(150)	$778
Mark-to-market	—	—	—	—	4	4
Project K	(14)	(1)	(4)	(4)	—	(23)
Brexit readiness impacts	—	(6)	—	—	—	(6)
Business and portfolio realignment	(53)	(36)	(2)	(2)	(21)	(114)
Adjusted operating profit	$769	$139	$44	$97	$(132)	$917
Divestitures	86	—	1	—	—	88
Adjusted operating profit excluding divestitures	$682	$139	$43	$97	$(132)	$830

% change - 2020 vs. 2019:	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported growth	18.2%	69.2%	39.3%	(8.2)%	(9.5)%	24.1%
Mark-to-market	—%	—%	—%	—%	(13.8)%	(2.8)%
Project K	2.3%	2.5%	13.7%	3.5%	0.1%	3.7%
Brexit readiness impacts	—%	9.2%	—%	—%	—%	0.9%
Business and portfolio realignment	8.0%	39.4%	(3.9)%	(10.7)%	12.1%	12.7%
Multi-employer pension plan withdrawal	0.6%	—%	—%	—%	—%	0.5%
Adjusted growth	7.3%	18.1%	29.5%	(1.0)%	(7.9)%	9.1%
Foreign currency impact	(0.2)%	(3.2)%	(17.1)%	(5.4)%	0.7%	(1.9)%
Currency-neutral adjusted growth	7.5%	21.3%	46.6%	4.4%	(8.6)%	11.0%
Divestitures	(13.6)%	—%	(4.6)%	—%	—%	(11.7)%
Currency-neutral adjusted growth excluding divestitures	21.1%	21.3%	51.2%	4.4%	(8.6)%	22.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share Excluding Divestitures

	Quarter ended		Year-to-date period ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Reported EPS	$1.02	$0.84	$2.02	$1.66
Mark-to-market (pre-tax)	(0.25)	0.10	(0.21)	(0.02)
Project K (pre-tax)	—	(0.05)	—	(0.07)
Brexit readiness impacts (pre-tax)	—	(0.01)	—	(0.02)
Business and portfolio realignment (pre-tax)	(0.05)	(0.24)	(0.07)	(0.33)
Multi-employer pension plan withdrawal (pre-tax)	0.01	—	0.01	—
Income tax impact applicable to adjustments, net*	0.07	0.05	0.07	0.10
Adjusted EPS	$1.24	$0.99	$2.22	$2.00
Foreign currency impact	(0.02)	—	(0.04)	—
Currency-neutral adjusted EPS	$1.26	$0.99	$2.26	$2.00
Divestitures	—	0.10	—	0.26
Income tax impact applicable to divestitures	—	(0.02)	—	(0.07)
Currency-neutral adjusted EPS excluding divestitures	$1.26	$0.91	$2.26	$1.81
Currency-neutral adjusted EPS growth excluding divestitures	38.5%		24.9%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Significant items impacting comparability

Mark-to-market accounting for pension plans, commodities and certain foreign currency contracts
We recognize mark-to-market adjustments for pension plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. We recorded a pre-tax mark-to-market benefit of $23 million and $14 million for the quarter and year-to-date periods ended July 3, 2021, respectively. Included within the aforementioned was a pre-tax mark-to-market benefit for pension plans of $10 million and $20 million for the quarter and year-to-date periods ended July 3, 2021, respectively. Additionally, we recorded a pre-tax mark-to-market expense of $86 million and $74 million for the quarter and year-to-date periods ended June 27, 2020, respectively, and pre-tax mark-to-market benefit of $35 million and pre-tax expense of $6 million for the quarter and year-to-date periods ended June 29, 2019, respectively. Included within the aforementioned was a pre-tax mark-to-market expense for pension plans of $43 million and $57 million for the quarter and year-to-date periods ended June 27, 2020, respectively, and a pre-tax mark-to-market expense for pension plans of $11 million and $10 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Project K
As of the end of 2019, the company has completed implementation of all Project K initiatives. We recorded pre-tax charges related to this program of $15 million and $23 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Brexit readiness impacts
During 2019, with the uncertainty of the United Kingdom's (U.K.) exit from the European Union (EU), commonly referred to as Brexit, we incurred certain costs to proactively prepare for the potential adverse impacts, such as delays at ports of entry and departure. As a result, we incurred pre-tax charges of $3 million and $6 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Business and portfolio realignment
One-time costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and completed and prospective divestitures and acquisitions, including the divestiture of our cookies, fruit snacks, pie crusts, and ice-cream cone businesses. As a result, we incurred pre-tax charges, primarily related to reorganizations, of $5 million and $13 million for the quarter and year-to-date periods ended July 3, 2021, respectively. We also recorded pre-tax charges of $17 million and $23 million for the quarter and year-to-date periods ended June 27, 2020, respectively and $83 million and $ 114 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Multi-employer pension plan withdrawal
During the second quarter of 2020, the Company recorded a pre-tax gain of approximately $5 million related to the settlement of a multi-employer pension plan withdrawal liability.

UK tax rate change
During the second quarter of 2021, the Company recorded tax expense of $23 million as a result of tax legislation enacted in the UK in June 2021, which increased the statutory UK tax rate from 19 percent to 25 percent and required us to re-value our net UK deferred tax liability balance to reflect this higher rate.

Divestitures
On July 28, 2019, the Company completed its sale of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to Ferrero for approximately $1.3 billion in cash, subject to a working capital adjustment mechanism. The operating results for these businesses were included primarily in our North America reportable segment, and to a lesser extent, Latin America, prior to the sale. Reported operating profit for the divested businesses totaled $35 million and $88 million for the quarter and year-to-date periods ended June 29, 2019, respectively.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.